     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2001
                                                      REGISTRATION NO. 333-52498
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                        POST-EFFECTIVE AMENDMENT NO. TWO
                                   ON FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                              GLACIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  81-0519541
  (State or other jurisdiction of           (I.R.S. employer identification no.)
   incorporation or organization)

   P.O. BOX 27, 49 COMMONS LOOP, KALISPELL, MONTANA 59903-0027 (406) 756-4200

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

      SECURITY BANCORP 1993 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN SECURITY FEDERAL SAVINGS BANK 1990 STOCK OPTION AND STOCK APPRECIATION RIGHTS
                                      PLAN
                              (Full title of plan)

                                   -----------

                          Copies of communications to:
STEPHEN M. KLEIN, ESQ.                           MICHAEL J. BLODNICK
Graham & Dunn P.C.                               P. O. Box 27
1420 Fifth Avenue, 33rd Floor                    49 Commons Loop
Seattle, Washington  98101                       Kalispell,  Montana  59903-0027
(206) 340-9648                                   (406) 756-4200

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                            Proposed
                                         Proposed maximum   maximum
Title of              Amount             offering           aggregate          Amount of
securities to be      to be              price              offering           registration
registered            registered         per share (1)      price (1)          fee (1)
----------            -----------        -------------      ---------          -------

Common shares, $.01    42,621(2)         $ N/A              $  N/A             $ N/A
par value

--------------------------------------------------------------------------------
Notes:
    1. Glacier Bancorp, Inc. (the "Registrant") paid $15,973.86 with the original filing on December 21, 2000 to register 5,114, 909 shares, including the 42,621 shares which may be issued pursuant to the plans being registered (collectively, the "Plans"). Of this number, 22,943 shares are issuable under the Security Bancorp 1993 Stock Option and Stock Appreciation Rights Plan, and 19,678 shares are issuable under the Security Federal Savings Bank 1990 Stock Option and Stock Appreciation Rights Plan.

    2. Shares of the Registrant's Common Stock issuable upon exercise of options outstanding under the Plans, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

                              PURPOSE OF AMENDMENT

        The purpose of this post-effective amendment is to register on Form S-8 shares of common stock, $0.01 par value per share ("Common Stock"), of Glacier Bancorp, Inc. (the "Registrant") previously registered on Form S-4 (No. 333-52498) for issuance pursuant to options granted under the Plans, pursuant to the terms and conditions of the Amended and Restated Plan and Agreement of Merger between Registrant and WesterFed Financial Corporation dated as of September 20, 2000. The merger was consummated on February 28, 2001.

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

        (c) The description of the Common Shares contained in the Proxy Statement/Prospectus dated January 24, 2001 and included in the Registration Statement on Form S-4 (Registration No. 333-52498) filed by the Registrant on January 17, 2001, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares offered pursuant to the Plans will be passed upon by Graham & Dunn, PC, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Article VI of Glacier Bancorp, Inc.'s Bylaws requires the indemnification of any person made or threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Registrant or any predecessor of the Registrant, or is or was serving at the request of the Registrant or any predecessor of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement in connection with such action, suit or proceeding to the fullest extent authorized under Section 145 of the DGCL; provided however, that the Registrant will not be liable for any amounts due in connection with a settlement of any action, suit or proceeding effected without the Registrant's prior written consent, or any action, suit or proceeding initiated by any person seeking indemnification pursuant to the Bylaws without the prior written consent of the Registrant.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

        Article 8 of Glacier's Certificate of Incorporation provides that the personal liability of the Registrant's directors and officers for monetary damages shall be eliminated to the fullest extent permitted by the DGCL as it exists or may thereafter be in effect. Any amendment to, modification or repeal of such Article 8 shall not adversely affect the rights provided thereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to any such amendment, modification or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.


    Exhibit
     Number                                      Description
     ------                                      -----------
       4.1               Amended and Restated Certificate of Incorporation of Registrant.(1)
       4.2               Amended and Restated Bylaws of Registrant.(2)
       5.1               Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.
      23.1               Consent of Graham & Dunn (included in Exhibit 5.1).
      23.2               Consent of KPMG LLP.
      99.1               Security Bancorp 1993 Stock Option and Stock Appreciation Rights Plan
      99.2               Security Federal Savings Bank 1990 Stock Option and Stock Appreciation
                         Rights Plan
      99.3               Amended and Restated Plan and Agreement and Merger between Glacier
                         Bancorp, Inc. and WesterFed Financial Corporation dated as of
                         September 20, 2000.(3)


(1) Incorporated by referenced to Exhibit 3.2 of the September 30, 2000 Quarterly Report filed by the Registrant on Form 10-Q

(2) Incorporated by referenced to Exhibit 3(b) of the Annual Report for December 31, 1998 on Form 10-K filed by the Registrant

(3) Incorporated by referenced from Exhibit 2.1 to Registrant's Registration Statement on Form S-4 (Registration No. 333-52498)

ITEM 9.  UNDERTAKINGS.

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-52498) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on the 17th day of April, 2001.

                                       GLACIER BANCORP, INC.


                                       By  /s/ Michael J. Blodnick
                                         ---------------------------------------
                                          Michael J. Blodnick
                                          President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act, this Post- Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated, on the 17th day of April, 2001.


    Signature                                      Title
    ---------                                      -----
/s/ Michael J. Blodnick                         President, Chief Executive Officer and Director
------------------------------------            (Principal Executive Officer)
Michael J. Blodnick


/s/ James H. Strosahl                           Executive Vice President and CFO
------------------------------------            (Principal Financial and Accounting Officer)
James H. Strosahl


John S. MacMillan*                              Chairman of the Board
------------------------------------
John S. MacMillan

William L. Bouchee*                               Director
--------------------------------------------
William L. Bouchee

Allen J. Fetscher*                                Director
--------------------------------------------
Allen J. Fetscher

Fred J. Flanders*                                 Director
--------------------------------------------
Fred J. Flanders

Jon W. Hippler*                                   Director
--------------------------------------------
Jon W. Hippler

--------------------------------------------      Director
Ralph K. Holliday

L. Peter Larson*                                  Director
--------------------------------------------
L. Peter Larson

F. Charles Mercord*                               Director
--------------------------------------------
F. Charles Mercord

Everit A. Sliter*                                 Director
--------------------------------------------
Everit A. Sliter

Harold A. Tutvedt*                                Director
--------------------------------------------
Harold A. Tutvedt


                                       *By /s/ Michael J. Blodnick
                                           -------------------------------------
                                           Michael J. Blodnick, Attorney-In-Fact

* Michael J. Blodnick, be signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                INDEX OF EXHIBITS


    Exhibit
     Number                                       Description
     ------                                       -----------
       4.1               Amended and Restated Certificate of Incorporation of Registrant.(1)
       4.2               Amended and Restated Bylaws of Registrant.(2)
       5.1               Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.
      23.1               Consent of Graham & Dunn (included in Exhibit 5.1).
      23.2               Consent of KPMG LLP.
      99.1               Security Bancorp 1993 Stock Option and Stock Appreciation Rights Plan
      99.2               Security Federal Savings Bank 1990 Stock Option and Stock Appreciation
                         Rights Plan
      99.3               Amended and Restated Plan and Agreement and Merger between Glacier
                         Bancorp, Inc. and WesterFed Financial Corporation dated as of
                         September 20, 2000.(3)


(1) Incorporated by referenced to Exhibit 3.2 of the September 30, 2000 Quarterly Report filed by the Registrant on Form 10-Q

(2) Incorporated by referenced to Exhibit 3(b) of the Annual Report for December 31, 1998 on Form 10-K filed by the Registrant

(3) Incorporated by referenced from Exhibit 2.1 to Registrant's Registration Statement on Form S-4 (Registration No. 333-52498)